As filed with the Securities and Exchange Commission on June 9,2003
                                                Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              GUILFORD MILLS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                   13-1995928
 (State or Other Jurisdiction         or    (I.R.S. Employer Identification No.)
  of Incorporation Organization)

                             6001 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27409
                                 (336) 316-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                              GUILFORD MILLS, INC.
                   STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                              (Full Title of Plan)

                              ROBERT A. EMKEN, JR.
                                 GENERAL COUNSEL
                              GUILFORD MILLS, INC.
                             6001 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27409
                                 (336) 316-4000

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Each Class of       Amount to be Registered      Proposed Maximum          Proposed Maximum     Amount of Registration Fee
 Securities to be Registered          (1)              Offering Price Per Share  Aggregate Offering Price            (2)
                                                                 (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                    60,000 shares                  $4.96                     $297,600                     $25
====================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act").

(2) Estimated pursuant to Rule 457(h) under the Securities Act based on the weighted average of (i) previously granted options to purchase 36,000 shares of Common Stock at an exercise price of $4 per share and (ii) 24,000 shares at the average of the high and low prices of the Registrant's Common Stock as reported on the Over the Counter Bulletin Board on June 5, 2003, pursuant to Rule 457(c) under the Securities Act.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission (File No. 000-50025) by Guilford Mills, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2002;

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended December 29, 2002 and March 30, 2003, and the Company's Current Reports on Form 8-K filed on October 1, 2002,* October 4, 2002* and October 4, 2002; and

          (c) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A as filed with the Commission on October 4, 2002 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.



--------
* Reports furnished to the Commission under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports furnished under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The Company is not incorporating, and will not incorporate by reference these reports into a filing under the Securities Act or the Exchange Act.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe such person's conduct was unlawful.

           Section 145 also empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

           Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

           Section 145 also states that the indemnification and advancement of expenses provided for in such section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled.

           Article X of the Restated Certificate of Incorporation of the Company provides, in part, (i) that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and
(ii) that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.

           Article IV of the Amended and Restated By-laws of the Company states in part as follows:

               "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to become a Director, officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper."

           In addition, the Company has entered into indemnification agreements with each of its directors and certain of its officers.

           The Company maintains liability insurance for its and its subsidiaries' directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company or of a subsidiary.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

       Exhibit No.                       Description
       -----------                       -----------

           4(a)        -      Restated Certificate of Incorporation of the
                              Company (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on
                              October 4, 2002).

           4(b)        -      Amended and Restated By-Laws of the Company
                              (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on
                              October 4, 2002).

           5           -      Opinion of Weil, Gotshal & Manges LLP (filed
                              herewith).

           23(a)       -      Consent of Grant Thornton LLP (filed herewith).

           23(b)       -      Consent of Weil, Gotshal & Manges LLP (included in
                              Exhibit No. 5).

           23(c)       -      Notice Regarding Consent of Arthur Andersen LLP
                              (filed herewith).

           24          -      Power of Attorney (included as part of the
                              signature page to this Registration Statement and incorporated herein by reference).

           99(a)       -      Guilford Mills, Inc. Stock Option Plan for
                              Non-Employee Directors (incorporated by reference to Exhibit 10(b) to the Company's Quarterly Report for the quarterly period ended December 29, 2002).

ITEM 9.    UNDERTAKINGS.

           (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) to include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensboro, State of North Carolina, on this 9th day of June, 2003.

                                        GUILFORD MILLS, INC.



                                        By:  /s/ David H. Taylor
                                           -------------------------------------
                                           Name:  David H. Taylor
                                           Title: Chief Financial Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John A. Emrich, David H. Taylor, Robert A. Emken, Jr., or any of them, each acting individually, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                   Title                                   Date
           ---------                                   -----                                   ----


  /s/ Michael T. Monahan
----------------------------------------        Chairman of the Board                      June 9, 2003
Michael T. Monahan                              of Directors

  /s/  John A. Emrich
----------------------------------------        Director; President                        June 9, 2003
John A. Emrich                                  and Chief Executive Officer
                                                (Principal Executive Officer)

  /s/ David H. Taylor
----------------------------------------        Chief Financial Officer                    June 9, 2003
David H. Taylor                                 (Principal Financial
                                                 and Accounting Officer)

  /s/ David G. Elkins
----------------------------------------         Director                                  June 9, 2003
David G. Elkins



                                      II-6

     Signature                                       Title                                 Date



 /s/ Kevin M. McShea
---------------------------------------             Director                         June 9, 2003
Kevin M. McShea


 /s/ Charles M. Price
---------------------------------------             Director                         June 9, 2003
Charles M. Price


 /s/ Todd A. Robinson
---------------------------------------             Director                         June 9, 2003
Todd A. Robinson


  /s/ Ronald M. Ruzic
---------------------------------------             Director                         June 9, 2003
Ronald M. Ruzic


                              EXHIBIT INDEX

       Exhibit No.                       Description
       -----------                       -----------

           4(a)        -      Restated Certificate of Incorporation of the
                              Company (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on
                              October 4, 2002).

           4(b)        -      Amended and Restated By-Laws of the Company
                              (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on
                              October 4, 2002).

           5           -      Opinion of Weil, Gotshal & Manges LLP (filed
                              herewith).

           23(a)       -      Consent of Grant Thornton LLP (filed herewith).

           23(b)       -      Consent of Weil, Gotshal & Manges LLP (included in
                              Exhibit No. 5).

           23(c)       -      Notice Regarding Consent of Arthur Andersen LLP
                              (filed herewith).

           24          -      Power of Attorney (included as part of the
                              signature page to this Registration Statement and incorporated herein by reference).

           99(a)       -      Guilford Mills, Inc. Stock Option Plan for
                              Non-Employee Directors (incorporated by reference to Exhibit 10(b) to the Company's Quarterly Report for the quarterly period ended December 29, 2002).


                                      II-8